Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Thomas M. Prescott, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Align Technology, Inc. on Form 10-Q for the quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Align Technology, Inc.

By:	/S/ THOMAS M. PRESCOTT
Name:	Thomas M. Prescott
Title:	President and Chief Executive Officer
Date: August 2, 2013

I, Roger E. George, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Align Technology, Inc. on Form 10-Q for the quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Align Technology, Inc.

By:	/S/ ROGER E. GEORGE
Name:	Roger E. George
Title:	Vice President, Corporate and Legal Affairs, General Counsel and Interim Chief Financial Officer
Date: August 2, 2013